UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

One North Arlington, 1500 West Shure Drive, Suite 500
Arlington Heights, IL 60004-7803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 394-8730

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2008, AMCOL International Corporation (the “Company”) issued a press release announcing the appointment of Mr. Don Pearson, age 46, as Vice President, Chief Financial Officer of the Company, to be effective May 19, 2008. Mr. Gary L. Castagna will remain with the Company as Senior Vice President and President, Global Minerals. A copy of the press release announcing these events is attached hereto as Exhibit 99.1

Prior to joining the Company, Mr. Pearson was a member of UPM-Kymmene Corporation’s management team for about four years, first as the North American Financial Controller and most recently, since May 2006, as Vice President of Finance for the North American operations. Prior to joining UPM-Kymmene Corporation, Mr. Pearson served as Senior Vice President of Business Planning with Information Resources, Inc., located in Chicago, Illinois.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 AMCOL International Corporation Press Release dated May 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: May 9, 2008	By:	/s/ Gary L. Castagna
Gary L. Castagna
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Exhibit
99.1	AMCOL International Corporation Press Release dated May 6, 2008.